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                                                                    EXHIBIT 99.2



                    AMENDMENT TO BUY/SELL/OFFERING AGREEMENT


         This AMENDMENT TO BUY/SELL/OFFERING AGREEMENT (this "Buy/Sell Amendment"), dated as of this 29th day of January, 1998, by and between Dart Group Corporation ("Dart") and Ronald S. Haft ("RSH").

                                   WITNESSETH:

         WHEREAS, Dart and RSH entered into that certain Settlement Agreement, dated as of October 6, 1995 (the "RSH/Dart Settlement Agreement"), for the purpose of, inter alia, settling certain lawsuits and other disputes between them;

         WHEREAS, in connection with the RSH/Dart Settlement Agreement, Dart and RSH entered into that certain Buy/Sell/Offering Agreement, dated as of October 6, 1995 (the "Buy/Sell/Offering Agreement");

         WHEREAS, on October 18, 1995, Robert M. Haft, Gloria G. Haft and Linda
G. Haft (collectively, "RGL") filed a lawsuit captioned Gloria Haft, et al. v. Larry Schafran, et al., Civ. A. No. 14620 (Del. Ch.), challenging the legal effect of certain of the transactions pursuant to the RSH/Dart Settlement Agreement (the "Section 225 Lawsuit");

         WHEREAS, on November 6, 1995, Herbert H. Haft ("HHH") filed a lawsuit captioned Herbert H. Haft v. Dart Group Corporation, et al., Civ. A. No. 14685 (Del. Ch.), challenging the transactions pursuant to the RSH/Dart Settlement Agreement (the "HHH Settlement Lawsuit");



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         WHEREAS, Dart and certain of its subsidiaries have entered into, and consummated the closing under, a Settlement Agreement, dated August 18, 1997, with RGL pursuant to which, inter alia, Dart has purchased a total of 104,976 shares of Dart Class B Common Stock for a total price of approximately $14.7 million and consummated certain other settlement transactions with RGL involving additional payments by Dart and/or its subsidiaries totalling more than $35 million, and RGL have dismissed the Section 225 Lawsuit;

         WHEREAS, Dart and HHH have entered into a Settlement Agreement, dated as of October 9, 1997 (the "HHH/Dart Settlement Agreement"), pursuant to which, inter alia, HHH has agreed to relinquish his claim to power to vote shares of Dart Class B Common Stock and to terminate the HHH Settlement Lawsuit, and Dart has agreed to consummate certain other settlement transactions with HHH involving payments by Dart and/or its subsidiaries totalling more than $27 million and a loan by Dart of $10 million.

         WHEREAS, in connection with the execution and delivery of the HHH/Dart Settlement Agreement, Dart and RSH entered into that certain Second Supplemental Settlement Agreement, dated October 9, 1997, which provides for the execution and delivery of this Buy/Sell Amendment;

         WHEREAS, the execution and delivery of this Buy/Sell Amendment is a condition precedent to the closing of the transactions contemplated by the HHH/Dart Settlement Agreement;



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         WHEREAS, Dart and RSH wish to amend the Buy/Sell/Offering Agreement as set forth herein.

         NOW THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendment of Buy/Sell/Offering Agreement. Section 7(a) of the Buy/Sell/Offering Agreement shall hereby be amended by deleting the date "December 31, 1999" and substituting therefor the date "December 31, 1997."

         2. Effectiveness. The amendment to the Buy/Sell/Offering Agreement set forth in Section 1 of this Buy/Sell Amendment shall be effective immediately upon the execution and delivery of this Buy/Sell Amendment.

         3. Counterparts. This Buy/Sell Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, RSH and Dart have executed this Buy/Sell Amendment, or have caused this Buy/Sell Amendment to be executed on their behalf, on the date first above written.

                                  /s/ RONALD S. HAFT
                                  ------------------------------
                                  RONALD S. HAFT


                                  DART GROUP CORPORATION


                                  By:    /s/ RICHARD B. STONE
                                         -----------------------
                                  Name:  Richard B. Stone
                                  Title: Acting Chief Executive Officer
                                         ------------------------------



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